UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                   FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                  THE SECURITIES AND EXCHANGE ACT OF 1934

       Date of report (Date of Earliest Event Reported:  (06-08-99)

                    GENERAL MOTORS ACCEPTANCE CORPORATION
                    -------------------------------------
              (Exact name of registrant specified in its charter)

                                    Delaware
       ------------------------------------------------------------
      (State or other jurisdiction of incorporation or organization)

          1-3754                                 38-0572512
   --------------------               ----------------------------------
  (Commission File No.)              (I.R.S. Employer Identification No.)

        3044 West Grand Boulevard, Detroit, Michigan        48202
        --------------------------------------------        -----

                                 313-556-1508
           --------------------------------------------------
          (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS


                       GMAC BUYS BNY FINANCIAL CORPORATION

             ACQUISITION POSITIONS GMAC TO BECOME INDUSTRY LEADER IN
                        ASSET-BASED LENDING AND FACTORING

                        --------------------------------


     General Motors Acceptance Corporation (GMAC) and The Bank of New York announced an agreement today for GMAC to acquire the asset-based lending and factoring business of the bank. The acquired business unit, BNY Financial Corporation and its affiliates (BNYFC), is one of the leading asset-based lending and factoring operations in North America and the United Kingdom with nearly 3,000 clients worldwide. The transaction is targeted to close by the end of the second quarter and is subject to customary regulatory approvals.

     "This is an outstanding opportunity for GMAC to acquire an established asset-based lending and factoring company with an experienced management team that has achieved 17 consecutive years of increased profits," said GMAC Chairman John D. Finnegan. "The acquisition of BNYFC will enable GMAC to expand its existing asset-based lending business internationally and to enter the factoring business in a substantial way. It will provide GMAC with a solid platform to become an industry leader in commercial finance," Finnegan added.

     BNYFC, headquartered in New York City, has 15 offices and over 900 employees worldwide. In 1998, BNYFC reported $26.7 billion in total sales and $3.9 billion in total assets. BNYFC will be purchased for $1.8 billion. The name of the new GMAC subsidiary will be GMAC Commercial Credit Corporation.

     BNYFC Chairman and CEO Joseph A. Grimaldi said, "We are very excited about becoming a member of the GMAC family and their commitment to our business. They are committed to our customers, our employees and our future growth. This transaction will be transparent to our valued customers with the exception of a name change, as the same people with whom they are accustomed to doing business will continue to service them. Our employees will retain their individual positions and titles."

     Mr. Grimaldi will become President and CEO of the new subsidiary and will report directly to John D. Finnegan.

     GMAC, a wholly owned subsidiary of General Motors Corporation, is one of the world's largest financial services companies with business lines in automotive finance, commercial and residential mortgages, and insurance. At March 31, 1999, GMAC's owned assets and serviced automobile receivables exceeded $140 billion and combined serviced assets of the GMAC Mortgage Group exceeded $250 billion.




                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned hereunto duly authorized.



                                     GENERAL MOTORS ACCEPTANCE CORPORATION
                                     -------------------------------------
                                                  (Registrant)




Dated:     June 8, 1999          By
           ------------
                                     s/  Gerald E. Gross
                                     -------------------------------------
                                     Gerald E. Gross, Comptroller